EXHIBIT 10.3

                        INTERCORPORATE SERVICES AGREEMENT


         This INTERCORPORATE SERVICES AGREEMENT (the "Agreement") is made effective as of January 1, 1999, by and between Titanium Metals Corporation ("TIMET"), a Delaware corporation, and NL Industries, Inc. ("NL"), a New Jersey corporation.

         WHEREAS,  TIMET  desires  that  NL  provide  certain  insurance,   risk
management, loss control, internal audit, and tax services to TIMET, as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and promises set forth herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

         1. SERVICES PROVIDED. NL will make available to TIMET and its subsidiaries the following services (the "Services"):

                  (a) certain administration and management services with respect to TIMET's insurance and risk management needs, including:

                           (i) management of claims (including insured and self-insured workers compensation and liability claims);
                           (ii)   budgeting   and  related   activities;
                           (iii) coordination of property loss control program; and
                           (iv) administration of TIMET's insurance program, excluding all employee benefit and welfare related programs.

                  (b) consultation and assistance in performing internal audit projects, as requested.

                  (c) consultation and assistance in tax management and administration, including, without limitation, preparation and filing of tax returns, tax reporting, examinations by government authorities and tax planning.

         2. FEES FOR SERVICES AND REIMBURSEMENT OF EXPENSES. During the Term (as defined below) of the Agreement, TIMET shall pay to NL an annual fee of $312,000 for the Services described in paragraphs 1(a), 1(c), and 1(d) above payable in quarterly installments of $78,000 plus all out-of-pocket expenses incurred in connection with the performance of such Services. In addition, TIMET will pay to NL within thirty (30) days after receipt of an invoice (such invoices to occur no more frequently than once per month) an amount equal to the product of $600 multiplied by the number of days devoted by NL's internal auditors to providing


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Services described in paragraph 1(b) above times the number of internal auditors providing such Services plus all out-of-pocket expenses incurred in the performance of such Services. Notwithstanding the foregoing, in the event that TIMET determines, in its sole discretion, that it no longer desires certain of the Services or NL determines, in its sole discretion, that it no longer desires to provide certain of the Services, then TIMET or NL, as appropriate, shall provide the other party with a ninety (90) day prior written notice of cancellation describing the Services to be terminated or discontinued and TIMET and NL during such ninety-day period shall agree to a pro-rata reduction of the fees due hereunder for such terminated or discontinued Services.

         3. LIMITATION OF LIABILITY. In providing Services hereunder, NL shall have a duty to act, and to cause its agents to act, in a reasonably prudent manner, but neither NL nor any officer, director, employee or agent of NL shall be liable to TIMET or its subsidiaries for any error of judgment or mistake of law or for any loss incurred by TIMET or its subsidiaries in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of NL or from NL's reckless disregard of obligations and duties under this Agreement.

         4. INDEMNIFICATION OF NL BY TIMET. TIMET shall indemnify and hold harmless NL, its subsidiaries and their respective officers, directors and employees from and against any and all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and other expenses of litigation) to which such party may become subject arising out of the provision by NL to TIMET and its subsidiaries of any of the Services, provided that such indemnity shall not protect any such party against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations and duties hereunder.

         5. FURTHER ASSURANCE. Each of the parties will make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as the other party may reasonably request and as may reasonably by required in order to effectuate the purposes of this Agreement and to carry out the terms hereof.

         6. NOTICES. All communications hereunder shall be in writing and shall be addressed to:

                  If to NL:     NL Industries, Inc.
                                16825 Northchase Drive, Suite 1200
                                Houston, Texas 77060
                                Attention: General Counsel

                  If to TIMET:  Titanium Metals Corporation
                                1999 Broadway, Suite 4300
                                Denver, Colorado 80202
                                Attention: General Counsel

                  or such other address as the parties shall have specified in writing.

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         7.  AMENDMENT  AND  MODIFICATION.  Neither this  Agreement nor any item hereof may be changed, waived, discharged or terminated other than by agreement in writing signed by the parties hereto.

         8. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto, provided that this Agreement may not be assigned by either of the parties hereto without the prior written consent of the other party.

         9. MISCELLANEOUS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement shall be governed in all respects, including validity, interpretation and affect, by the laws of the State of Texas.

         10. TERM OF AGREEMENT. This Agreement shall be effective as of January 1, 1999, and shall remain in effect for a term of one year until December 31, 1999 (the "Term"); provided, however, the Agreement shall be extended on a quarter-to-quarter basis after the expiration of the Term unless written notification is given by either party thirty (30) days in advance of the first day of each successive quarter or unless it is terminated or superseded by a subsequent written agreement of the parties hereto. Upon such termination or upon the expiration of this Agreement, the parties' rights and obligations hereunder shall cease and terminate except with respect to rights and obligations arising on or prior to the date of expiration or termination and the rights and obligations arising under paragraph 4 above.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the 12th day of May, 1999, which Agreement will be deemed to be effective as of January 1, 1999.

                                      NL INDUSTRIES, INC.


                                      By:_______________________________________
                                          Robert D. Hardy
                                          Vice President


                                      TITANIUM METALS CORPORATION


                                      By:_______________________________________
                                          J. Thomas Montgomery
                                          Vice President